Deloitte &
 Touche LLP
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                              Suite 3900               Telephone: (503) 222-1341
                              111 S.W. Fifth Avenue    Facsimile: (503) 224-2172
                              Portland, Oregon 97204-3698

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-97014, 33-42276, 33-62944, 33-62317, and 333-10987 of Louisiana-Pacific
Corporation on Form S-8 of our report dated February 6, 1998, appearing in this Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
March 27, 1998